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                                                                    EXHIBIT 3.2




                                     BYLAWS

                                       OF

                        GROUP MAINTENANCE AMERICA CORP.












                          As amended November 19, 1998


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

                               TABLE OF CONTENTS
ARTICLE 1.         Offices....................................................1

     Section 1.1   Principal Office...........................................1
     Section 1.2   Registered Office..........................................1
     Section 1.3   Other Offices..............................................1

ARTICLE 2.         Shareholders Meetings......................................1

     Section 2.1   Annual Meeting.............................................1
     Section 2.2   Special Meetings...........................................1
     Section 2.3   Notices of Meetings and Adjourned Meetings.................2
     Section 2.4   Notice of Shareholder Business and Nominations.............2
     Section 2.5   Voting Lists...............................................5
     Section 2.6   Quorum.....................................................5
     Section 2.7   Chairman of Shareholder Meetings...........................5
     Section 2.8   Voting.....................................................5
     Section 2.9   Voting of Shares by Certain Holders........................6
     Section 2.10  Closing of Transfer Records or Fixing of Record Date.......6
     Section 2.11  Action by Written Consent..................................8
     Section 2.12  Authorization of Proxies...................................8
     Section 2.13  Inspectors and Voting Procedures...........................8

ARTICLE 3.         Directors..................................................9

     Section 3.1   Management.................................................9
     Section 3.2   Number and Term............................................9
     Section 3.3   Quorum and Manner of Action................................9
     Section 3.4   Vacancies..................................................9
     Section 3.5   Resignations..............................................10
     Section 3.6   Removals..................................................10
     Section 3.7   Annual Meetings...........................................10
     Section 3.8   Regular Meetings..........................................10
     Section 3.9   Special Meetings..........................................10
     Section 3.10  Organization of Meetings..................................11
     Section 3.11  Place of Meetings.........................................11
     Section 3.12  Compensation of Directors.................................11
     Section 3.13  Action by Unanimous Written Consent.......................11
     Section 3.14  Participation in Meetings by Telephone....................11
     Section 3.15  Nominations for Director..................................12


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
ARTICLE 4.         Committees of the Board...................................12

     Section 4.1   Membership and Authorities................................12
     Section 4.2   Minutes...................................................12
     Section 4.3   Vacancies.................................................12
     Section 4.4   Telephone Meetings........................................13
     Section 4.5   Action Without Meeting....................................13

ARTICLE 5.         Officers..................................................13

     Section 5.1   Number and Title..........................................13
     Section 5.2   Term of Office; Vacancies.................................13
     Section 5.3   Removal of Elected officers...............................14
     Section 5.4   Resignations..............................................14
     Section 5.5   The Chairman of the Board.................................14
     Section 5.6   Chief Executive Officer...................................14
     Section 5.7   President.................................................14
     Section 5.8   Vice Presidents...........................................15
     Section 5.9   Secretary.................................................15
     Section 5.10  Assistant Secretaries.....................................15
     Section 5.11  Treasurer or Chief Financial Officer......................15
     Section 5.12  Assistant Treasurers......................................16
     Section 5.13  Subordinate Officers......................................16
     Section 5.14  Salaries and Compensation.................................16

ARTICLE 6.         Indemnification...........................................16

ARTICLE 7.         Capital Stock.............................................17

     Section 7.1   Certificates of Stock.....................................17
     Section 7.2   Lost Certificates.........................................18
     Section 7.3.  Dividends. ...............................................18
     Section 7.4.  Registered Shareholders...................................18
     Section 7.5.  Transfer of Stock. .......................................19

ARTICLE 8.         Miscellaneous Provisions..................................19

     Section 8.1.  Corporate Seal. ..........................................19
     Section 8.2.  Fiscal Year...............................................19
     Section 8.3.  Checks, Drafts, Notes. ...................................19
     Section 8.4.  Notice and Waiver of Notice...............................19
     Section 8.5.  Examination of Books and Records..........................20
     Section 8.6.  Voting Upon Shares Held by the Corporation. ..............20

ARTICLE 9.         Amendments................................................20


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                                     BYLAWS

                                       OF

                        GROUP MAINTENANCE AMERICA CORP.


                                   ARTICLE 1.

                                    OFFICES

         Section 1.1   Principal Office.

         The principal office of the Corporation shall be in the City of Houston, Texas.

         Section 1.2   Registered Office.

         The registered office of the Corporation required to be maintained in the State of Texas by the Texas Business Corporation Act (the "TBCA") may be, but need not be, identical with the Corporation's principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

         Section 1.3   Other Offices.

         The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2.

                             SHAREHOLDERS MEETINGS

         Section 2.1   Annual Meeting.

         The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote at such meeting pursuant to applicable law and the Corporation's Articles of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of Texas, as may be designated by the Board of Directors.

         Section 2.2   Special Meetings.

         In addition to such special meetings as are provided by law or the Corporation's Articles of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes, may be called at any time by (i) the Chairman of

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the Board, the Chief Executive Officer, the President or the Board of Directors
or (ii) the holders of at least 50% of all the shares entitled to vote at such special meeting and may be held on such day, at such time and at such place, within or without the State of Texas, as shall be designated by the person or persons calling such meeting.

         Section 2.3   Notices of Meetings and Adjourned Meetings.

         Except as otherwise provided by law or by the Corporation's Articles of Incorporation, written or printed notice of any meeting of Shareholders (i) shall be given either by personal delivery or by mail to each Shareholder of record entitled to vote at such meeting, (ii) shall be in such form as approved by the Board of Directors, and (iii) shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called. Unless otherwise provided by law or by the Corporation's Articles of Incorporation, such written notice shall be given not less than ten nor more than 60 days before the date of the meeting. Except when a Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a Shareholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by law or by the Corporation's Articles of Incorporation, the business that may be transacted at any special meeting of the Shareholders shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

         Section 2.4   Notice of Shareholder Business and Nominations.

         (a)      Annual Meetings of Shareholders.

                  (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any nominating committee or person appointed by the Board or (D) by any Shareholder who was a Shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

                  (2) For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to Section 2.4(a)(1)(D), the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Shareholder action. To be timely, a Shareholder's


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         notice shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the mailing date of the preceding year's proxy statement (the "Mailing Date"); provided, however, that in the event that the Mailing Date is more than 30 days before or more than 60 days after the anniversary of the prior year's Mailing Date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such Mailing Date and not later than the close of business on the later of the 60th day prior to such Mailing Date or the tenth day following the day on which public announcement of the date of the Corporation's annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Shareholder's notice as described above. Such Shareholder's notice shall set forth:

                           (A) as to each person whom the Shareholder proposes
                  to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

                           (B) as to any other business that the Shareholder
                  proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                           (C) whose behalf the nomination or proposal is made
                  (i) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner,
                  (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner, and (iii) whether the proponent intends (or is part of a group which intends) to solicit proxies from other Shareholders in support of such nomination or proposal.

                  (3) Notwithstanding anything in the second sentence of
         Section 2.4(a)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.


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         (b)      Special Meetings of Shareholders.

         Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which Directors are to be elected pursuant to such notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more Directors to the Board of Directors, any such Shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Shareholder's notice required by Section 2(a)(2) shall be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Shareholder's notice as described above.

         (c)      General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4 and, if any proposed nomination or business is not in compliance with this Section 2.4, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Section 2.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 2.4, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this
         Section 2.4 shall be deemed to affect any rights (i) of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange


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         Act; or (ii) of the holders of any series of preferred stock to elect
         Directors under specified circumstances.

         Section 2.5   Voting Lists.

         The officer or agent having charge of the share transfer books for shares of the Corporation shall make, at least ten days before each meeting of Shareholders, a complete list of Shareholders entitled to vote at meetings or any adjournments thereof, arranged in alphabetical order, with the address of and the number of shares held by each, in accordance with applicable law and shall make same available prior to and during each Shareholders' meeting for inspection by the Corporation's Shareholders as required by law. The Corporation's original share transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

         Section 2.6   Quorum.

         Except as otherwise provided by law or by the Corporation's Articles of Incorporation, the holders of a majority of the Corporation's shares entitled to vote at a meeting, represented at the meeting in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the shares represented in person or by proxy at that meeting may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 2.7   Chairman of Shareholder Meetings.

         Each annual and special meeting of Shareholders shall be presided over by a Chairman, who shall have the exclusive authority to, among other things, determine (a) whether business and nominations have been properly brought before such meetings, (b) the order in which business and nominations properly brought before such meeting shall be considered and (c) the adjournment of meetings, whether or not a quorum is present. The Chairman of each annual and special meeting shall be the Chairman of the Board of Directors or such person as shall be appointed by the Board of Directors. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as Secretary at meetings of the Shareholders.

         Section 2.8    Voting.

         Each Shareholder of record, as determined pursuant to Section 2.10, who is entitled to vote in accordance with the terms of the Corporation's Articles of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share


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of stock registered in his name on the books of the Corporation. Every
Shareholder entitled to vote at any Shareholders' meeting may authorize another person or persons to act for him by proxy executed in writing pursuant to
Section 2.12, provided that no proxy shall be valid after 11 months from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder's attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such Shareholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Shareholder or proxy voting. Except as otherwise provided by law, by the Corporation's Articles of Incorporation or these Bylaws, all elections of directors shall be elected by a plurality of votes cast by the holders of shares entitled to vote in the election of directors at a meeting of Shareholders at which a quorum is present. Except as otherwise provided by law or the Corporation's Articles of Incorporation, all other matters before the Shareholders shall be decided by the vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of Shareholders at which a quorum is present. In the election of directors, votes may not be cumulated.

         Section 2.9    Voting of Shares by Certain Holders.

         Shares standing in the name of another corporation may be voted by an officer, agent or proxy as designated in the bylaws of such corporation, or in the absence of such designation, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares standing in the name of the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 2.10   Closing of Transfer Records or Fixing of Record Date.

                  (a) Fixing Record Dates for Matters Other than Consents to Action. The Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period not to exceed 60 days for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or


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

         Shareholders entitled to receive payment of any distribution or share dividend, or in order to make a determination of Shareholders for any other proper purpose (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares). If the share transfer records are closed as set forth in this Section, the records shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, the date to be not more than 60 days, and in case of a meeting of Shareholders not less than ten days, prior to the date on which the particular action requiring determination of Shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a distribution or share dividend (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares), the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made by closing the share transfer records and the stated period of closing has expired.

                  (b) Fixing Record Dates for Consents to Action. Unless a record date has previously been determined by the Board of Directors, whenever action by Shareholders is proposed to be taken by consent in writing without a meeting of Shareholders, the Board of Directors may fix a record date for the purpose of determining Shareholders entitled to consent to that action, which record date shall not proceed, and shall not be more than ten days after, the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not otherwise required by statute, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of Shareholders are recorded. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         Section 2.11   Action by Written Consent.

         Unless otherwise provided by law or the Corporation's Articles of Incorporation, any action required or permitted to be taken by the Shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall have been signed by all of the Shareholders entitled to vote with respect to the action that is the subject of the consent. Except as provided above, no action shall be taken by the Shareholders by written consent.

         Section 2.12   Authorization of Proxies.

         Any Shareholder may vote either in person or by proxy executed in writing by the Shareholder. A telegram, telex, cablegram, or similar transmission by the Shareholder, or a photographic, photostatic, facsimile, or similar reproduction or a writing executed by the Shareholder, shall be treated as an execution in writing. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 2.13   Inspectors and Voting Procedures.

                  (a) The Corporation may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                  (b) If any inspectors are elected, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the authority, validity and effect of proxies, (ii) count and tabulate all votes, assents and consents, and determine and announce results, and (iii) do all other acts as may be proper to conduct elections or votes with fairness to all Shareholders. The inspectors, if any are elected, may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.


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
                                   ARTICLE 3.

                                   DIRECTORS

         Section 3.1    Management.

         The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

         Section 3.2    Number and Term.

         The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the entire Board of Directors, but shall consist of not less than nine members nor more than 18 members. Directors need not be Shareholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

         Section 3.3    Quorum and Manner of Action.

         At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation's Articles of Incorporation or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 3.4    Vacancies.

         Except as otherwise provided by law or the Corporation's Articles of Incorporation, in the case of any vacancy in the Board of Directors, however created, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board of Directors although less than a quorum, or by a sole remaining director. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by election at an annual or special meeting of Shareholders called for that purpose, or by a majority of the directors who will remain on the whole Board of Directors, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the


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
Board of Directors for a term of office continuing only until the next election of one or more directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

         Section 3.5    Resignations.

         A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

         Section 3.6    Removals.

         Any director or the entire Board of Directors may be removed, only for cause, and another person or persons may be elected to serve for the remainder of his or their term, by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. In case any vacancy so created shall not be filled by the Shareholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.4.

         Section 3.7    Annual Meetings.

         The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Shareholders at the place such meeting of Shareholders took place, for the purpose of organization and transaction of any business that might be transacted at a regular meeting of the Board of Directors, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.9 for special meetings of the Board of Directors or in a waiver of notice thereof.

         Section 3.8    Regular Meetings.

         Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

         Section 3.9    Special Meetings.

         Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by any director. Notice of any special meeting, effective upon delivery in accordance herewith, shall be given at least two days prior thereto by written notice delivered personally, or by written notice mailed or sent by facsimile transmission to each director at his business address. If mailed, the notice shall be deemed to be delivered three days following its deposit in the United States mail so addressed, with postage thereon prepaid. If given by


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

facsimile transmission, the notice shall be deemed to be delivered when sent and confirmed electronically. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meetings need be specified in any notice or written waiver of notice unless so required by the Corporation's Articles of Incorporation or by these Bylaws. Any and all business may be transacted at a special meeting, unless limited by law, the Corporation's Articles of Incorporation or by these Bylaws.

         Section 3.10   Organization of Meetings.

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by the Corporation's Articles of Incorporation, these Bylaws or by law.

         Section 3.11   Place of Meetings.

         The Board of Directors may hold its meetings and have one or more offices, and keep the books of the Corporation, outside the State of Texas, at any office or offices of the Corporation, or at any other place as it may from time to time by resolution determine.

         Section 3.12   Compensation of Directors.

         Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fees and expenses, if any, of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such committee meetings.

         Section 3.13   Action by Unanimous Written Consent.

         Unless otherwise restricted by law, the Corporation's Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 3.14   Participation in Meetings by Telephone.

         Unless otherwise restricted by the Corporation's Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such

Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         Section 3.15   Nominations for Director.

         Nominations of persons for election to the Board of the corporation at the Annual Meeting of Stockholders, other than by the Board or a nominating committee designated by the Board, must be made in compliance with Section 2.4(a)(1)(C).

                                   ARTICLE 4.

                            COMMITTEES OF THE BOARD

         Section 4.1    Membership and Authorities.

         The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more directors to constitute such committees as the Board of Directors may determine, each of which committees to the extent provided in such resolution or resolutions or in these Bylaws, shall have and may exercise, subject to the provisions of Article
2.36 of the TBCA, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to such committee or committees by law, the Corporation's Articles of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require such seal. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         Section 4.2    Minutes.

         Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         Section 4.3    Vacancies.

         The Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

         Section 4.4    Telephone Meetings.

         Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 4.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.5    Action Without Meeting.

         Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE 5.

                                    OFFICERS

         Section 5.1    Number and Title.

         The officers of the Corporation shall be a Chairman of the Board; a Chief Executive Officer; a President; one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents; a Secretary; a Treasurer; and such other officers as the Board of Directors may deem to be necessary. Any two or more offices may be held by the same person. If any two or more offices are held by the same person, such person shall be entitled to exercise the rights and duties of each office as set forth hereinafter. If the holder of two or more corporate offices is required to sign any corporate documents, instruments, certificates, agreements, or any other documents on the Corporation's behalf, then the signature of such person in any one of his capacities shall be sufficient to bind the Corporation.

         Section 5.2    Term of Office; Vacancies.

         So far as is practicable, all officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors each year and shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. If any vacancy shall occur in any office, the

Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

         Section 5.3    Removal of Elected Officers.

         Any officer may be removed at any time, with or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose.

         Section 5.4    Resignations.

         Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

         Section 5.5    The Chairman of the Board.

         The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Shareholders and Board of Directors, unless otherwise determined by the Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

         Section 5.6    Chief Executive Officer.

         The Chief Executive Officer shall be the most senior executive officer of the Corporation; shall (in the absence of the Chairman of the Board, if one be elected) preside at meetings of the Shareholders and Board of Directors; shall have general and active management of business of the Corporation; shall implement the general directives, plans and policies formulated by the Board of Directors; and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the corporation. In the absence of the Chief Executive Officer, his duties shall be performed and his authority may be exercised by the President of the Corporation.

         Section 5.7    President.

         The President shall, after the Chief Executive Officer, be the most senior executive officer of the corporation and shall, subject to the authority of the Chief Executive Officer, implement the general plans and directives of the Board of Directors and perform such other duties as may be assigned to him by the Board of Directors.

         Section 5.8    Vice Presidents.

         The several Vice Presidents, including Executive Vice Presidents and Senior Vice Presidents, shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors and may sign, with any other proper officer, certificates for shares of the Corporation.

         Section 5.9    Secretary.

         The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors as shall designate him to serve. He shall give, or cause to be given, notice of all meetings of the Shareholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of secretary or as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

         Section 5.10   Assistant Secretaries.

         Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Secretary. The Assistant Secretary or such other person as may be designated by the President shall exercise the powers of the Secretary during that officer's absence or inability to act.

         Section 5.11   Treasurer or Chief Financial Officer.

         The Treasurer or Chief Financial Officer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and separate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer or Chief Financial Officer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer or Chief Financial Officer, or as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 5.12   Assistant Treasurers.

         Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Treasurer. The Assistant Treasurer or such other person designated by the President shall exercise the power of the Treasurer during that officer's absence or inability to act.

         Section 5.13   Subordinate Officers.

         The Board of Directors may (i) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (ii) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

         Section 5.14   Salaries and Compensation.

         The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of officers.

                                   ARTICLE 6.

                                INDEMNIFICATION

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by such indemnitee in connection therewith. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the TBCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

         (b) Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

         (c) Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the TBCA with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE 7.

                                 CAPITAL STOCK

         Section 7.1    Certificates of Stock.

         Certificates of stock shall be issued to each Shareholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Articles of Incorporation and as approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer, Chief Financial Officer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to hold such position, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, each certificate representing shares shall conspicuously set forth in full or summarize on the face or back of the certificate either (i) the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof to the extent they have been filed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations and relative rights of subsequent series, or (ii) a summary thereof; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that such information is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas, and the Corporation will furnish without charge to each Shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 7.2    Lost Certificates.

         The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         Section 7.3.   Dividends.

         Subject to Article 2.38 of the TBCA and the provisions of the Corporation's Articles of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion determine to be proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall determine to be in the best interest of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.4.   Registered Shareholders.

         Except as expressly provided by law, the Corporation's Articles of Incorporation or these Bylaws, the Corporation shall be entitled to treat registered Shareholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

         Section 7.5.   Transfer of Stock.

         Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be canceled and new certificates shall thereupon be issued.

                                   ARTICLE 8.

                            MISCELLANEOUS PROVISIONS

         Section 8.1.   Corporate Seal.

         If one is adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         Section 8.2.   Fiscal Year.

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 8.3.   Checks, Drafts, Notes.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

         Section 8.4.   Notice and Waiver of Notice.

         Whenever notice is required to be given to any director or Shareholder under the provisions of applicable law, the Corporation's Articles of Incorporation or these Bylaws, such notice shall be in writing and delivered whether (i) personally, or (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient's regular business hours). Such notice shall be sent to such director or Shareholder at the address or telecopy number as it appears on the records of the Corporation, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Corporation, another address or telecopy number to which notices are to be sent. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand delivered, sent by express courier or delivery service, or sent by certified or registered mail. Whenever notice is required to be given under any provision of law, the Corporation's Articles of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation's Articles of Incorporation or these Bylaws.

         Section 8.5.   Examination of Books and Records.

         The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Shareholders, and the Shareholders' rights in this respect are and shall be restricted and limited accordingly.

         Section 8.6.   Voting Upon Shares Held by the Corporation.

         Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation, partnership, venture or limited liability company in which the Corporation may hold stock or other equity interest and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such equity interest which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

                                   ARTICLE 9.

                                   AMENDMENTS

         Except as expressly provided in the Corporation's Articles of Incorporation, the directors, by the affirmative vote of a majority of the entire Board of Directors and without the assent or vote of the Shareholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, make, repeal, alter, amend or rescind any of these Bylaws or to adopt new Bylaws. The Shareholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than a majority of the shares of stock of the Corporation entitled to vote in the election of directors.